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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 on July 20, 1999 File No. 333-83273, the Company's previously filed Registration Statement on Form S-3 on August 21, 2000 File No. 333-42850, and the Company's previously filed Registration Statement on Form S-8 on December 29, 2000 File No. 333-52980.

Arthur Andersen LLP

Houston, Texas
March 15, 2001